Exhibit 2(a)

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
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ENERGY FUTURE HOLDINGS CORP., et al.,[1]	)	Case No. 14-10979 (CSS)
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Debtors.	)	(Jointly Administered)
)
)

ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN

OF REORGANIZATION OF ENERGY FUTURE HOLDINGS CORP.,

ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE AS IT

APPLIES TO THE TCEH DEBTORS AND EFH SHARED SERVICES DEBTORS

The above-captioned debtors and debtors in possession (collectively, the “Debtors”)2 and the TCEH Debtors and EFH Shared Services Debtors having, as applicable:

a.	commenced, on April 29, 2014 (the “Petition Date”), the chapter 11 cases (including, collectively, the chapter 11 cases of the TCEH Debtors, the EFH Shared Services Debtors, the EFH Debtors, and the EFIH Debtors) (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed on August 10, 2015, (i) the Motion of Energy Future Holdings Corp., et al., to Approve a Settlement of Litigation Claims and Authorize the Debtors to Enter Into and Perform Under the Settlement Agreement [D.I. 5249] (the “Settlement Motion”) and (ii) Motion of Energy Future Holdings Corp., et al., to Authorize the Debtors to Enter Into and Perform Under the Plan Support Agreement [D.I. 5248];

[1]	The last four digits of Energy Future Holdings Corp.’s tax identification number are 8810. The location of the debtors’ service address is 1601 Bryan Street, Dallas, Texas 75201. Due to the large number of debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at http://www.efhcaseinfo.com.
[2]	Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, the “TCEH Confirmation Order”) have the meanings given to them in the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code dated August 5, 2016 [D.I. 9199], attached hereto as Exhibit A (the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this TCEH Confirmation Order.

d.	filed on May 1, 2016, the (i) Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8355], (ii) the Disclosure Statement for the New Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8356], (iii) the Motion of Energy Future Holdings Corp., et al., for Entry of an Order (A) Approving the Disclosure Statement; (B) Establishing the Voting Record Date, Voting Deadline. and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan, and (D) Approving the Manner and Forms of Notice and Other Related Documents [D.I. 8357], and (iv) the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Scheduling Certain Hearing Dates and Deadlines and Establishing Certain Protocols in Connection with the Confirmation of Debtors’ Joint Plan of Reorganization and the Approval of Debtors’ Disclosure Statement [D.I. 8358];

e.	filed on May 11, 2016, the Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8421] and the Disclosure Statement for the Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8423];

f.	filed on June 10, 2016, the Second Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8687] and Second Amended Disclosure Statement for the Second Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8689];

g.	filed on June 13, 2016, the Form of Tax Matters Agreement by and among Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, EFIH Finance Inc., and [Reorganized TCEH] [D.I. 8699]

h.	filed on June 16, 2016, the Third Amended Disclosure Statement for the Second Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the TCEH Debtors and EFH Shared Services Debtors [D.I. 8753] (as may have been subsequently modified, supplemented, and amended, the “TCEH Disclosure Statement”),

i.	obtained, on June 17, 2016, entry of the Order (A) Approving the Disclosure Statement of the TCEH Debtors and the EFH Shared Services Debtors, (B) Establishing the TCEH Voting Record Date, TCEH Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan as to the TCEH Debtors and EFH Shared Services Debtors; and (D) Approving the Manner and Forms of Notice and Other Related Documents [D.I. 8761] (the “TCEH Disclosure Statement Order”) approving of the TCEH Disclosure Statement, solicitation procedures (the “TCEH Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “TCEH Solicitation Packages”);

j.	caused the TCEH Solicitation Packages and notice of the TCEH Confirmation Hearing and the deadline for objecting to confirmation of the Plan to be distributed beginning on or about July 1, 2016 (the “TCEH Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the TCEH Disclosure Statement Order, and the TCEH Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service of Jane Sullivan of Epiq Bankruptcy Solutions, LLC of Solicitation Materials [D.I. 9189] (the “TCEH Solicitation Affidavits”);

k.	filed on July 28, 2016, the (I) Form of Tax Matters Agreement by and Among Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, EFIH Finance, Inc. and [Reorganized TCEH], (II) “Transition Services Agreement,” and (III) “Separation Agreement” in Connection with Confirmation Proceedings on the “Second Amended Joint Plan of Reorganization of Energy Future Holdings Corp.” et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 8745];

l.	filed on July 29, 2016, the Notice of Settlement Among EFH Properties Company and the United States on Behalf of U.S. Environmental Protection Agency and U.S. Department of the Interior [D.I. 9161] (the “New EPA Settlement”);

m.

caused notice of the TCEH Confirmation Hearing (the “TCEH Confirmation Hearing Notice”) to be published on July 7, 2016, in The Wall Street Journal, as evidenced by the Affidavit of Publication of Jeb Smith of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and Objection Deadline in The Wall Street Journal [D.I. 9180]; Corpus Christi Caller-Times, as evidenced by the Affidavit of Publication of Jay H. Heyman of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and Objection Deadline in the Corpus Christi Caller-Times [D.I. 9186]; The Dallas Morning News, as evidenced by the Affidavit of Publication of Jeremy Guana of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and Objection Deadline in The Dallas Morning News [D.I. 9182]; Houston Chronicle, as evidenced by the Affidavit of Publication of Victoria Bond of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and Objection Deadline in the Houston Chronicle [D.I. 9185]; Waco Tribune-Herald, as evidenced by the Affidavit of Publication of Ana Lozano-Harper of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and Objection Deadline in the Waco Tribune-Herald [D.I. 9184]; USA Today, as evidenced by the Affidavit of Publication of Toussaint Hutchinson of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and

Objection Deadline in USA Today [D.I. 9181]; and in the Fort Worth Star-Telegram, as evidenced by the Affidavit of Publication of Nancy Calvery of Notice of Hearing to Consider (I) Confirmation of the Chapter 11 Plan as it Applies to the TCEH Debtors and EFH Shared Services Debtors and (II) Related Voting and Objection Deadline in Fort Worth Star-Telegram [D.I. 9183] (collectively, the “TCEH Publication Affidavits”);

n.	filed on August 3, 2016, the Plan Supplement as it Relates to the TCEH Debtors and EFH Shared Services Debtors for the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 9188] (as the same may have been subsequently modified, supplemented, or otherwise amended from time to time, the “Plan Supplement”), and with amendments to exhibits to the Plan Supplement filed thereafter on August 11, 2016 [D.I. 9258] and August 24, 2016 [D.I. 9376];

o.	filed on August 5, 2016, the Plan;

p.	filed on August 15, 2016, the TCEH Debtors and EFH Shared Services Debtors’ Memorandum of Law in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors [D.I. 9299] and the EFH Corp. disinterested directors filed the Reply of the Disinterested Directors of Debtor Energy Future Holdings Corp. to EFH Indenture Trustee and Contrarian Capital Management LLCs Objection to Confirmation of Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp. et al Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 9297] (the “TCEH Confirmation Memorandum”);

q.	filed on August 15, 2016, the Declaration of Michael P. Esser, Esq. in Support of the TCEH Debtors and EFH Shared Services Debtors’ Memorandum of Law in Support of the Confirmation of Second Amended Joint Plan of Reorganization [D.I. 9303] (the “TCEH Confirmation Memorandum Declaration”);

r.	filed on August 15, 2016, the Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Voting and Tabulation of Ballots Cast on the Second Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the TCEH Debtors and EFH Shared Services Debtors [D.I. 9296] (the “TCEH Voting Report” and “D-DIR Sullivan”);

s.	submitted on August 18, 2016, the Declaration of Paul Keglevic in Support of the Motion of the Confirmation of the Third Amended Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Keglevic Declaration” and “D-DIR Keglevic”);

t.	submitted on August 18, 2016, the Declaration of Kristopher Moldovan in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Moldovan Declaration” and “D-DIR Moldovan_R”);]

u.	submitted on August 18, 2016, the Declaration of Carla Howard in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Howard Declaration”);

v.	submitted on August 18, 2016, the Declaration of David Ying in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Ying Declaration” and “D-DIR Ying”);

w.	submitted on August 18, 2016, the Declaration of Todd Filsinger in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Filsinger Declaration”);

x.	submitted on August 19, 2016, the Declaration of David Herr in Support of the Confirmation of the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Herr Declaration”);

y.	submitted on August 22, 2016, the Declaration of Stacey Doré in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Doré Declaration” and “D-DIR Doré_R”);

z.	submitted on August 22, 2016, the Declaration of Billie Ida Williamson in Support of the Confirmation of the Third Amended Joint Plan of Reorganization as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Williamson Declaration” and “D-DIR Williamson_R2”);

aa.	submitted on August 22, 2016, the Declaration of John L. Stuart in Support of the Confirmation of the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the TCEH Debtors and EFH Shared Services Debtors (the “Stuart Declaration”);

bb.	filed on November 23, 2015, the Notice of Settlement Among Debtors, EFH Committee, EFH Notes Trustee, Plan Sponsors, Consenting TCEH First Lien Creditors, and TCEH Committee [D.I. 7090]; as amended by the Amended Notice of Settlement Among Debtors, EFH Committee, EFH Notes Trustee, Plan Sponsors, Consenting TCEH First Lien Creditors, and TCEH Committee [D.I. 7031], filed on November 24, 2015 (the “EFH/EFIH Committee Settlement”);

cc.	filed on December 1, 2015, the Notice of Settlement Among Debtors, U.S. Environmental Protection Agency, and Certain Other Parties [D.I. 7189] (the “Original EPA Settlement”);

dd.	filed on August 16, 2016, the Notice of Filing of Proposed TCEH Confirmation Order [D.I. 9323];

ee.	filed on August 16, 2016, the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 9321]; and

ff.	filed on August 23, 2016, the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 9374]; and

This Court having:

a.	entered the Order Authorizing Debtors to Enter Into and Perform Under Plan Support Agreement [D.I. 6097] (the “Original PSA Order” and the Plan Support Agreement approved thereto, the “Original PSA”) on September 19, 2015;

b.	entered the Order Approving Settlement Among Debtors, EFH Committee, EFH Notes Trustee, and Certain Other Parties [D.I. 7143] on November 25, 2015;

c.	entered the Order Approving Settlement Among Debtors, U.S. Environmental Protection Agency, and Certain Other Parties [D.I. 7204] on December 2, 2015;

d.	entered the Order Granting the Motion of Energy Future Holdings Corp., et al., to Approve a Settlement of Litigation Claims and Authorize the Debtors to Enter into and Perform Under the Settlement Agreement [D.I. 7243] on December 7, 2015;

e.	entered the Order (Amended) Confirming the Sixth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 7285] (the “Original Confirmation Order” and the approved plan of reorganization attached thereto, the “Original Confirmed Plan”);

f.	entered the Order Scheduling Certain Hearing Dates and Deadlines and Establishing Certain Protocols in Connection with the Confirmation of Debtors’ Plan of Reorganization and the Approval of Debtors’ Disclosure Statement [D.I. 8514] (the “Scheduling Order”) on May 24, 2016;

g.	entered the TCEH Disclosure Statement Order on June 17, 2016;

h.	entered the Order (Second Supplement) Scheduling Certain Hearing Dates and Deadlines and Establishing Certain Protocols in Connection with the Confirmation of Debtors’ Joint Plan of Reorganization and the Approval of the Debtors’ Disclosure Statement (the “Scheduling Supplement”) on July 21, 2016;

i.	set August 3, 2016, at 4:00 p.m. (prevailing Eastern Time) as the deadline for voting on the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors;

j.	set August 8, 2016 as the deadline for filing objections to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors;

k.	set August 17, 2016, at 10:00 a.m. (prevailing Eastern Time) as the date and time for the commencement of the TCEH Confirmation Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

l.	reviewed the Plan, the TCEH Disclosure Statement, the TCEH Confirmation Memorandum, and the TCEH Confirmation Memorandum Declaration, the TCEH Settlement Reply Declaration, the TCEH Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding TCEH Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases and all closing materials tendered to the Court at closing arguments heard on August 24, 2016;

m.	held the TCEH Confirmation Hearing;

n.	heard the statements and arguments made by counsel in respect of TCEH Confirmation;

o.	considered all oral representations, live testimony, written direct testimony, designated deposition testimony, exhibits, documents, filings, and other evidence presented at the TCEH Confirmation Hearing;

p.	entered rulings on the record at the TCEH Confirmation Hearing held on August 17-August 19, 2016 and August 22-August 24, 2016 (the “TCEH Confirmation Ruling”);

q.	overruled any and all objections to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and to TCEH Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

r.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Court having found that notice of the TCEH Confirmation Hearing and the opportunity for any party to object to TCEH Confirmation has been adequate and appropriate as to all parties affected or to be affected by the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of TCEH Confirmation and all evidence proffered or adduced by counsel at the TCEH Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Jurisdiction and Venue.

1. On the Petition Date, the Debtors commenced the Chapter 11 Cases. Venue in this Court was proper as of the Petition Date and remains proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors is a core proceeding under 28 U.S.C. § 157(b)(2). The Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334. The Court has exclusive jurisdiction to determine whether the Plan as it relates TCEH Debtors and EFH Shared Services Debtors complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.	Eligibility for Relief.

2. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

C.	Commencement and Joint Administration of the Chapter 11 Cases.

3. On June 5, 2014, the Court entered an order [D.I. 849] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in the Chapter 11 Cases.

4. On May 13, 2014, the U.S. Trustee appointed the Official Committee of TCEH Unsecured Creditors representing the interests of the unsecured creditors of the TCEH Debtors and EFH Corporate Services in the Chapter 11 Cases [D.I. 420] (the “TCEH Committee”). On October 27, 2014, the U.S. Trustee appointed the Official Committee of Unsecured Creditors representing the interests of the unsecured creditors for EFH, EFIH, EFIH Finance, Inc., and EECI, Inc. in the Chapter 11 Cases [D.I. 2570] (the “EFH/EFIH Committee”).

D.	Plan Supplement.

5. Commencing August 3, 2016 [D.I. 9188], and continuing thereafter on August 11, 2016 [D.I. 9258], the TCEH Debtors and EFH Shared Services Debtors filed the TCEH Plan Supplement with the Court. The documents identified in the Plan Supplement were filed as required and notice of such documents was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Plan, the TCEH Disclosure Statement Order, the Bankruptcy Code, and the Bankruptcy Rules. All parties required to be given notice of the documents identified in the Plan Supplement have been provided due, proper, timely and adequate notice and have had an opportunity to appear and be heard with respect thereto. The transmittal and notice of the Plan Supplement (and all documents identified therein) was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was conducted in good faith. No other or further notice with respect to the Plan Supplement (and all documents identified therein) is necessary or shall be required.

E.	Modifications to the Plan as it Relates to the TCEH Debtors and EFH Shared Services Debtors.

6. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this TCEH Confirmation Order constitute technical changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest. These modifications are consistent with the disclosures previously made pursuant to the TCEH Disclosure Statement and solicitation materials served pursuant to the TCEH Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases.

7. In accordance with Bankruptcy Rule 3019, these modifications, do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors.

F.	Objections Overruled.

8. Any resolution or disposition of objections to TCEH Confirmation explained or otherwise ruled upon by the Court on the record at the TCEH Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

G.	Reorganized TCEH Debtors’ Management Incentive Plan.

9. The terms of the Reorganized TCEH Debtor Management Incentive Plan as set forth in the Plan Supplement have been negotiated at arm’s-length and in good faith and are reasonable, consistent with the market for incentive compensation of similar companies, appropriate and calculated to incentivize performance by management after the TCEH Effective Date.

H.	Approval of the Exit Credit Agreement.

10. The terms and conditions of the Exit Credit Agreement (as defined in the Plan Supplement) are fair and reasonable and are approved. The Exit Credit Agreement is an essential element of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, is necessary for TCEH Confirmation and the consummation of the Plan, and entry into and consummation of the transactions contemplated by the Exit Credit Agreement and related documents, including all the other related agreements, instruments, or other documents necessary to implement the Exit Credit Agreement (the “Exit Credit Agreement Documents”) is in the best interests of the TCEH Debtors, their Estates and all Holders of Claims or Interests, and is approved in all respects. The TCEH Debtors have exercised their reasonable business judgment in determining to enter into the Exit Credit Agreement and the other Exit Credit Agreement Documents and have provided sufficient and adequate notice of the material terms of the Exit Credit Agreement, which material terms were filed as part of the Plan Supplement. The terms and conditions of the Exit Credit Agreement, and the financial accommodations extended thereunder, are fair and reasonable, do not conflict with applicable law, were negotiated in good faith and at arm’s-length, and are supported by reasonably equivalent value and fair consideration.

I.	TCEH Disclosure Statement Order.

11. On June 17, 2016, the Court entered the TCEH Disclosure Statement Order [D.I. 8761], which, among other things, fixed August 8, 2016, as the deadline for voting to accept or reject the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, as well as the deadline for objecting to the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors (the “TCEH Plan Objection Deadline”).

J.	Transmittal and Mailing of Materials; Notice.

12. As evidenced by the TCEH Solicitation Affidavits the TCEH Publication Affidavits, and the TCEH Voting Report, the TCEH Debtors and EFH Shared Services Debtors provided due, adequate, and sufficient notice of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the TCEH Disclosure Statement, the TCEH Disclosure Statement Order, the Scheduling Order, the TCEH Solicitation Packages, the TCEH Confirmation Hearing Notice, the Plan Supplement, and all the other materials distributed by the Debtors in connection with the Confirmation of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Bankruptcy Rules”), and the procedures set forth in the TCEH Disclosure Statement Order. The TCEH Debtors and EFH Shared Services Debtors provided due, adequate, and sufficient notice of the TCEH Plan Objection Deadline, the TCEH Confirmation Hearing (as may be continued from time to time), including to the Holders of the EFCH 2037 Notes, and any applicable bar dates and hearings described in the TCEH Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the TCEH Disclosure Statement Order. No other or further notice is or shall be required.

K.	Solicitation.

13. The TCEH Debtors and EFH Shared Services Debtors solicited votes for acceptance and rejection of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors in good faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the TCEH Disclosure Statement Order, and all other applicable rules, laws, and regulations.3

[3]	See generally D-DIR Sullivan [D.I. 9189].

L.	TCEH Voting Report.

14. Prior to the TCEH Confirmation Hearing, the TCEH Debtors and EFH Shared Services Debtors filed the TCEH Voting Report.4 The procedures used to tabulate ballots were fair and conducted in accordance with the TCEH Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws, and regulations.5

15. As set forth in the Plan and the TCEH Disclosure Statement, Holders of Claims in Classes C3, C4, and C5 (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the TCEH Solicitation Procedures. Holders of Claims and Interests in Classes C1, C2, D1, D2, D3, D6 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors and, therefore, could not vote to accept or reject the Plan. Holders of Claims or Interests in Classes C6, C8, C10, and D5 (collectively, the “Deemed Rejecting Classes”) are Impaired under the Plan, entitled to no recovery under the Plan, and are therefore deemed to have rejected the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors. Holders of Claims and Interests in Classes C7, C9, and D4 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated), or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors.

16. As evidenced by the TCEH Voting Report, each Impaired Class of Claims against the TCEH Debtors and the EFH Shared Services Debtors that is entitled to vote has voted to

[4]	Id.
[5]	Id.

accept the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors. Specifically, Holders of Claims in Classes C3, C4, and C5 voted to accept the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors.

M.	Bankruptcy Rule 3016.

17. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The TCEH Debtors and EFH Shared Services Debtors appropriately filed the TCEH Disclosure Statement and Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b).

N.	Burden of Proof.

18. The Debtors, as proponents of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, have satisfied their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence

19. The EFH Debtors and EFIH Debtors have satisfied their burden under section 363 of the Bankruptcy Code to demonstrate that all actions to be taken under the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, including entry into the Tax Matters Agreement, the Transition Services Agreement, the Separation Agreement, the TCEH Confirmation Order, and related transactions, transfers, and settlements are in the respective best interests of their estates.

O.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

20. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

21. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification.

22. The classification of Claims and Interests under the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors provides for the separate classification of Claims and Interests into 16 different Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims and Interests.

23. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.6

[6]	See D-DIR Doré ¶ 45.

ii.	Sections 1123(a)(2)—Specification of Unimpaired Classes.[7]

24. Article III of the Plan specifies that Claims in the Deemed Accepting Classes are Unimpaired under the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors. Additionally, Article II of the Plan specifies that Administrative Claims and Priority Tax Claims are Unimpaired, although the Plan does not classify these Claims. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Sections 1123(a)(3)—Specification of Treatment of Impaired Classes.[8]

25. Article III of the Plan specifies the treatment of each Impaired Class under the Plan. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Sections 1123(a)(4)—No Discrimination.[9]

26. Article III of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

[7]	See D-DIR Doré ¶ 46.
[8]	See D-DIR Doré ¶ 46.
[9]	See D-DIR Doré ¶ 47.

v.	Section 1123(a)(5)—Adequate Means for Plan Implementation.[10]

27. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and the various documents included in the Plan Supplement provide adequate and proper means for the execution and implementation of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including: (a) the restructuring of the TCEH Debtors’ and EFH Shared Services Debtors’ balance sheet and other financial transactions provided for by the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors; (b) the implementation of the Settlement Agreement, as contemplated by Article IV.B.11 of the Plan; (c) the New Organizational Documents; (d) the consummation of the transactions contemplated by the Original PSA, including with respect to the Alternative Restructuring Terms (as defined therein); (e) the cancellation of certain existing agreements, obligations, instruments, and Interests; (f) the continuance of certain agreements, obligations, instruments, and Interests, as provided in Article III of the Plan; (g) the vesting of the assets of the TCEH Debtors’ Estates and EFH Shared Services Debtors’ Estates in the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors as applicable; and (h) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan. Accordingly, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities.[11]

28. The New Organizational Documents prohibit the issuance of non-voting securities.12 Accordingly, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

[10]	See D-DIR Doré ¶¶ 48-50.
[11]	See D-DIR Doré ¶ 51.
[12]	See D.I. 9258, Amended Plan Supplement as it Relates to the TCEH Debtors and EFH Shared Services Debtors for the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code, Ex. A.

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees.[13]

29. The Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors’ initial directors and officers, to the extent known, have been disclosed prior to the TCEH Confirmation Hearing and, to the extent not known, will be determined in accordance with the New Organizational Documents, which is consistent with the interests of creditors and equity holders and public policy. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Discretionary Contents of the Plan.

30. The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code. Any such discretionary provision in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors complies with section 1123(b) of the Bankruptcy Code and is consistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies section 1123(b).

[13]	See D-DIR Doré ¶¶ 52-54.

i.	Impairment/Unimpairment of Any Class of Claims or Interests.

31. Pursuant to the Plan, Article III of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

32. The Debtors (as applicable) have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan and as set forth in the Plan Supplement. Article V of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors provides for the assumption and, with respect to certain Executory Contracts and Unexpired Leases, assignment of the TCEH Debtors’ and EFH Shared Services Debtors’ Executory Contracts and Unexpired Leases as of the TCEH Effective Date unless such Executory Contract or Unexpired Lease: (a) was previously assumed or rejected; (b) is identified on the Rejected Executory Contract and Unexpired Lease List; (c) is the subject of a motion to reject an Executory Contract or Unexpired Lease that is pending on the Confirmation Date; or (d) is subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the TCEH Effective Date. Except as set forth herein and/or in separate orders entered by the Court relating to assumption of Executory Contracts and Unexpired Leases, the TCEH Debtors and the EFH Shared Services Debtors have cured or provided adequate assurances that they will cure defaults (if any) under or relating to each Executory Contract and Unexpired Lease assumed under the Plan. As of the TCEH Effective Date, the EFH Debtors and the EFIH Debtors shall, solely to the extent set forth in the Plan or the Separation Agreement, assume and assign certain Executory Contracts and

Unexpired Leases to the TCEH Debtors and/or the EFH Shared Services Debtors, as applicable, consistent with the terms of the Separation Agreement, the Plan Supplement, and the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors.

iii.	Compromise and Settlement.

33. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, the provisions of the Plan as they relate to the TCEH Debtors and EFH Shared Services Debtors constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest against a TCEH Debtor and/or an EFH Shared Services Debtor may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest.

iv.	Debtor Release.[14]

34. The releases of Claims and Causes of Action by the TCEH Debtors and EFH Shared Services Debtors described in Article VIII.C of the Plan in accordance with section 1123(b)(3)(A) of the Bankruptcy Code represent a valid exercise of such Debtors’ business judgment under Bankruptcy Rule 9019 (the “Debtor Release”). The pursuit by the TCEH Debtors and EFH Shared Services Debtors, or the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, of any such claims against the Released Parties is not in the best interest of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such Claims. The Debtor Release is furthermore an integral part of the Plan and the Settlement Agreement and is in the best interests of the Debtors’ Estates.

[14]	See D-DIR Doré ¶¶ 58-61.

35. The Debtor Release appropriately offers protection to parties that constructively participated in the Debtors’ restructuring process, including TEF, Texas Holdings, Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., and Goldman, Sachs & Co., as well as affiliates that hold direct or indirect interests in Texas Holdings, TEF, or EFH Corp. (collectively, the “Prepetition Sponsors”) and each of the members of the TCEH First Lien Ad Hoc Committee. Such protections from liability facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Original Confirmed Plan, the Settlement Agreement, and the Plan. Specifically, the Released Parties under the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including, the Original Plan Sponsors (including the Backstop Purchasers and Equity Investors), the Holders of TCEH First Lien Claims (including the members of the TCEH First Lien Ad Hoc Committee), and members of the TCEH Unsecured Ad Hoc Group, contributed to the Debtors’ Chapter 11 Cases, including, as applicable, entering into the Original PSA (including the binding Alternative Restructuring Terms, as defined therein) and the Settlement Agreement, and waiving substantial Claims against the Debtors. The Debtor Release for the Prepetition Sponsors is appropriate because the Prepetition Sponsors share an identity of interest with the Debtors and the Debtors’ directors and officers, waived claims associated with the Chapter 11 Cases, and actively participated in joint board and committee meetings during the Chapter 11 Cases, and have provided other valuable consideration to the Debtors under the Settlement Agreement to facilitate the Debtors’ reorganization.

36. The TCEH Debtors, the Reorganized TCEH Debtors, the EFH Shared Services Debtors, and the Reorganized EFH Shared Services Debtors shall be deemed to provide the release set forth in Article VIII.C. of the Plan as of the TCEH Effective Date. The EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, and the Reorganized EFIH Debtors shall provide the release set forth in Article VIII.C. of the Plan as of the EFH Effective Date pursuant to separate order of the Court; provided, however, that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, the Reorganized TCEH Debtors, the EFH Shared Services Debtors, the Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

37. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan and the Settlement Agreement, the Debtor Release is approved and authorized in its entirety.

v.	Release by Holders of Claims and Interests.[15]

38. The release by the Releasing Parties, set forth in Article VIII.D of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors (the “Third Party Release”), is an essential provision of the Plan. The Third Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the claims and Causes of Action released by the Third Party Release; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their

[15]	See D-DIR Doré ¶¶ 58-61.

stakeholders, and are important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third Party Release against any of the other Released Parties; and (g) are consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

39. The Third Party Release is an integral part of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors. Like the Debtor Release, the Third Party Release facilitated participation in the Original Confirmed Plan, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, and the chapter 11 process generally. The Third Party Releases were instrumental to the Settlement Agreement that was critical in incentivizing the parties to support both the Original Confirmed Plan and the Plan and preventing potentially significant and time-consuming legacy litigation. The Third Party Releases were a core negotiation point in connection with and instrumental in developing the Original Confirmed Plan, the Settlement Agreement, and the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors. As such, the Third Party Release appropriately offers certain protection to parties who constructively participated in the Debtors’ restructuring process by supporting the Original Confirmed Plan, the Settlement Agreement, and the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors; Unimpaired Creditors that are being paid in full in Cash or otherwise receiving a full recovery; or Holders of Claims or Interests that abstained from voting but did not opt out of the Third Party Release (to the extent such Holders of Claims or Interests were entitled to opt out of the Third Party Release under the Plan).

40. The Releasing Parties shall be deemed to provide the release set forth in Article VIII.D. of the Plan for all Claims and Causes of Action that relate to the TCEH Debtors, Reorganized TCEH Debtors, the EFH Shared Services Debtors, and the Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, as of the TCEH Effective Date. The Releasing Parties shall provide the release set forth in this Article VIII.D. for all Claims and Causes of Action that relate to the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, or the Reorganized EFIH Debtors as of the EFH Effective Date pursuant to separate order of the Court; provided, however, that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, the Reorganized TCEH Debtors, the EFH Shared Services Debtors, the Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

41. The scope of the Third Party Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third Party Release. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third Party Release to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, the Third Party Release is approved and authorized in its entirety.

vi.	Exculpation.[16]

42. The exculpation provisions set forth in Article VIII.E of the Plan are essential to the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors. The record in

[16]	See D-DIR Doré ¶¶ 58-61.

the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.E of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation.

vii.	Injunction.

43. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors and are necessary to implement the Plan as it relates to such Debtors and to preserve and enforce the Debtor Release, the Third Party Release, and the exculpation provisions in Article VIII.E of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Claims and Causes of Action.

44. Article IV.Q of the Plan appropriately provides for the preservation by the TCEH Debtors and EFH Shared Services Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. Causes of Action not released by such Debtors or exculpated under the Plan will be retained by the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable, as provided by the Plan. The provisions regarding Causes of Action in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors are appropriate and in the best interests of the TCEH Debtors and EFH Shared Services Debtors, their respective Estates, and Holders of Claims and Interests against the TCEH Debtors and EFH Shared Services Debtors. For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors.

c.	Section 1123(d)—Cure of Defaults.

45. Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary defaults under each Assumed Executory Contract or Unexpired Lease to be assumed by the Reorganized TCEH Debtors or Reorganized EFH Shared Services Debtors shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the TCEH Effective Date, subject to the limitations described in Article V.C of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, or the EFH Debtors and the EFIH Debtors, as applicable, will cure, or provide adequate assurance that they will promptly cure defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code, as applicable . Thus, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code.

46. The Debtors, as proponents of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

47. The TCEH Debtors and EFH Shared Services Debtors and their agents solicited votes to accept or reject the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors after the Court approved the adequacy of the TCEH Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the TCEH Disclosure Statement Order.

48. The TCEH Debtors and EFH Shared Services Debtors and their agents (including the Disbursing Agent) have solicited and tabulated votes on the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the TCEH Disclosure Statement Order, the TCEH Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan.

49. The TCEH Debtors and EFH Shared Services Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, so long as such distributions are made consistent with and pursuant to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors.

e.	Section 1129(a)(3)—Proposal of Plan in Good Faith.

50. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the TCEH Disclosure Statement, the hearing on the TCEH Disclosure Statement, and the record of the TCEH Confirmation Hearing and other proceedings held in the Chapter 11 Cases.

51. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ disinterested directors and managers, the Original Plan Sponsors, the TCEH Committee, the TCEH First Lien Ad Hoc Committee, the TCEH Second Lien Consortium, the TCEH Unsecured Ad Hoc Group, the Debtors’ prepetition equity sponsors, and certain of the Debtors’ other stakeholders. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of Holders of Claims and Interests against such Debtors. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases, and proposed the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, with the legitimate purpose of allowing the Debtors to maximize stakeholder value. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

52. Any payment made or to be made by the TCEH Debtors and EFH Shared Services Debtors, or by a person issuing securities or acquiring property under the Plan as it relates to the TCEH Debtors or EFH Shared Services Debtors, for services or costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1129(a)(4).

g.	Section 1129(a)(5)—Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy.

53. To the extent not disclosed in the TCEH Plan Supplement, the identities of the Reorganized TCEH Debtors’ directors and officers shall be determined in accordance with the New Organizational Documents. Accordingly, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.	Section 1129(a)(6)— Rate Changes.

54. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan TCEH Debtors and EFH Shared Services Debtors.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.[17]

55. The evidence in support of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors that was proffered or adduced at the TCEH Confirmation Hearing, including pursuant to the Stuart Declaration and the facts and circumstances of the Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in every Class in Class C1-C10 and Class D1-D6 will recover as much or more value under the Plan on account of such Claim or Interest, as of the TCEH Effective Date, than the amount such Holder would receive if the TCEH Debtors and EFH Shared Services Debtors were liquidated on the TCEH Effective

[17]	See D-DIR Doré ¶ 55.

Date under chapter 7 of the Bankruptcy Code.18 As a result, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Class.

56. Because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek Confirmation of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. Thus, although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1129(b).

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

57. The treatment of DIP Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

58. As set forth in the TCEH Voting Report, each Impaired Class of Claims against the TCEH Debtors and the EFH Shared Services Debtors that is entitled to vote on the Plan has voted to accept the Plan. Specifically, Holders of Claims in Classes C3, C4, and C5 voted to

[18]	D-DIR Stuart ¶¶ 43-44; Figure A.

accept the Plan. As such, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code). Accordingly, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.19

m.	Section 1129(a)(11)—Feasibility of the Plan.

59. The Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the TCEH Confirmation Hearing, including the Ying Declaration: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors is feasible and Confirmation of the Plan as it relates to the TCEH Debtors and EFH Shared Services is not likely to be followed by liquidation or the need for further financial reorganization; and (d) establishes that the TCEH Debtors and EFH Shared Services Debtors will have sufficient funds available to meet their obligations under the Plan—including sufficient amounts of Cash to reasonably ensure payment of, among other Allowed Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims Against the TCEH Debtors, Allowed Professional Fee Claims, Allowed Class C4 and Class C5 Claims that will receive Cash distributions pursuant to the terms of the Plan and other expenses in accordance with the terms of the Plan and section 507(a) of the Bankruptcy Code.20 Accordingly, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

[19]	See generally D-DIR Sullivan [D.I. 9189].
[20]	D-DIR Ying ¶¶ 17-23; 8/18/16 Hr’g Tr. at 165:20-169:7 (Ying); see also D-DIR Doré ¶¶ 56-57.

n.	Section 1129(a)(12)—Payment of Statutory Fees.

60. Article XII.C of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors provides that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Court at the TCEH Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by the applicable Debtor (on the TCEH Effective Date) or each of the applicable Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, or the Disbursing Agent on behalf of each of the applicable Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, (after the TCEH Effective Date) for each quarter (including any fraction of a quarter) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13)—Retiree Benefits.

61. Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.P of the Plan and subject to the terms therein, the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable, will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) on and after the TCEH Effective Date in accordance with applicable law. As a result, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

p.	Section 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations

62. The TCEH Debtors and the EFH Shared Services Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

q.	Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Class.

63. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) each Voting Class voted to accept the Plan and (b) the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes. As a result, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of the TCEH Confirmation Order and upon the occurrence of the TCEH Effective Date, the Plan as it relates to the TCEH Debtors and EFH Shared Services shall be binding upon the members of the Deemed Rejecting Classes.

r.	Section 1129(c)—Only One Plan.

64. Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied.

s.	Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes or Section 5 of the Securities Act.

65. No Governmental Unit has requested that the Court refuse to confirm the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors on the grounds that the principal purpose of the Plan as it relates to such Debtors is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors is not such avoidance. Accordingly, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors satisfies the requirements of section 1129(d) of the Bankruptcy Code.

t.	Section 1129(e)—Not Small Business Cases.

66. The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

u.	Satisfaction of Confirmation Requirements.

67. Based upon the foregoing, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors satisfies the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

v.	Good Faith.

68. The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders.21

[21]	D-DIR Doré ¶¶ 9, 11, 12, 25, 42, 55; D-DIR Keglevic ¶¶ 9, 11, 20.

The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors accomplishes this goal. Accordingly, the Debtors and the Reorganized TCEH Debtors or the Reorganized EFH Shared Services Debtors, as appropriate and applicable, have been, are, and will continue acting in good faith if they proceed to: (a) consummate the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this TCEH Confirmation Order. Therefore, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

w.	Conditions to TCEH Effective Date.

69. The Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors shall not become effective unless and until the conditions set forth in Article IX.C of the Plan have been satisfied or waived pursuant to Article IX.E. of the Plan.

x.	Implementation.

70. All documents and agreements necessary to implement the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, including those contained or summarized in the Plan Supplement, including the Tax Matters Agreement, the Separation Agreement, the Transition Services Agreement, the Spin-Off Tax Receivable Agreement, and the TRA Information Form, and all other relevant and necessary documents have been negotiated in good faith and at arm’s length22, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

[22]	D-DIR Doré ¶ 29, 31, 34.

71. The terms of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including the Plan Supplement and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including the Tax Matters Agreement, Separation Agreement, Transition Services Agreement, and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications are incorporated by reference, and approved in all respects, and constitute an integral part of this TCEH Confirmation Order.

y.	Actions by the EFH Debtors and the EFIH Debtors.

72. The EFH Debtors and EFIH Debtors are authorized to take all actions, necessary, appropriate or desirable to enter into, implement and consummate the contracts, instruments, agreements or other documents created or executed in connection with the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including (a) entering into the Separation Agreement, the Transition Services Agreement and the Tax Matters Agreement; (b) assuming and assigning Executory Contracts to the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, subject to, and consistent with the Separation Agreement, and as set forth in the TCEH Assumed Executory Contract and Unexpired Lease List, and (c) taking those actions necessary to consummate the Spin-Off, including the Contribution of the TCEH Assets.

z.	Vesting of Assets.

73. Except as otherwise provided in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, on the TCEH Effective Date, all property in each TCEH Debtor

Estate and EFH Shared Services Debtor Estate, all Causes of Action, and all property acquired by each TCEH Debtor and EFH Shared Services Debtor pursuant to the Plan shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, on and after the TCEH Effective Date, each of the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

aa.	Retention of Jurisdiction.

74. The Court properly retains jurisdiction over the matters set forth in Article XI and other applicable provisions of the Plan.

II. ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

75. This TCEH Confirmation Order confirms the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and is effective as of the date hereof.

76. This TCEH Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the TCEH Effective Date in accordance with and as permitted by the Plan.

77. All Holders of Claims and Interests in Classes C3, C4, and C5 that voted to accept the Plan are conclusively presumed to have accepted the Plan as modified.

78. The Plan (including the Plan Supplement and all documents or agreements included therein) as it relates to the TCEH Debtors and the EFH Shared Services Debtors and

this TCEH Confirmation Order will be effective and binding on all parties in interest, including: (a) the Debtors; (b) the TCEH Committee; (c) the EFH/EFIH Committee; (d) the Original Plan Sponsors; (e) the Plan Sponsor; and (f) all Holders of Claims and Interests.

79. The failure to include or refer to any particular article, section, or provision of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, the Plan Supplement, or any related documents, agreements, or exhibits does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.	Objections.

80. To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled prior to entry of this TCEH Confirmation Order, are not cured by the relief granted in this TCEH Confirmation Order, or have not been otherwise resolved as stated by the Debtors on the record of the TCEH Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled on the merits.

B.	Findings of Fact and Conclusions of Law.

81. The findings of fact and the conclusions of law set forth in this TCEH Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the TCEH Confirmation Hearing in relation to TCEH Confirmation, including the TCEH Confirmation Ruling, are hereby incorporated into this TCEH Confirmation Order. In addition, all findings of fact and conclusions of law set forth in the Order Granting The Motion of Energy Future Holdings Corp.,

et al., to Approve a Settlement of Litigation Claims and Authorize the Debtors to Enter into and Perform Under the Settlement Agreement [D.I. 7243] are incorporated into this TCEH Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this TCEH Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the TCEH Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

C.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

82. The following releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are hereby approved and authorized in their entirety as they relate to the TCEH Debtors and EFH Shared Services Debtors (but not as they relate to the EFH Debtors and EFIH Debtors with respect to the Holders of any Claim against or Interest in any EFH Debtor or EFIH Debtor):

a.	Releases by the Debtors.

In addition to any release provided in the Settlement Order, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, including Claims and Causes of Action identified, claimed, or released in the Standing Motions, the Litigation Letters, or the Disinterested Directors Settlement, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in--or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Master Separation Agreement dated December 12, 2001, the TCEH Credit Agreement, the TCEH First Lien Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the TCEH First Lien Intercreditor

Agreement, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2009 amendment to the TCEH Credit Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the 2013 Revolver Extension, the Luminant Makewhole Settlement, the Tax and Interest Makewhole Agreements, the TCEH Intercompany Notes, the Shared Services, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the Terminated Restructuring Support Agreement, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the EFIH First Lien Settlement, the Original Confirmed Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan Support Agreement, the EFH/EFIH Committee Settlement, the Terminated Restructuring Support Agreement, the Disclosure Statement, the Plan, the Transaction Agreements, the DIP Facilities, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, the TCEH Settlement Claim shall be treated, released, and discharged on the EFH Effective Date. Notwithstanding anything to the contrary in the foregoing, the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall not be released; provided, however, that such Claims and Causes of Action shall be subject to treatment pursuant to the Plan and shall be discharged as set forth in Article VIII.A hereof. For the avoidance of doubt, (i) the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall provide the release set forth in this Article VIII.C as of the TCEH Effective Date; and (ii) the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, and Reorganized EFIH Debtors shall provide the release set forth in this Article VIII.C as of the EFH Effective Date; provided that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

b.	Releases by Holders of Claims and Interests.

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action identified, claimed, or released in the Standing Motions, the Litigation Letters, or the Disinterested Directors Settlement, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Master Separation Agreement dated December 12, 2001, the TCEH Credit Agreement, the TCEH First Lien Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the TCEH First Lien Intercreditor Agreement, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2009 amendment to the TCEH Credit Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the 2013 Revolver Extension, the Luminant Makewhole Settlement, the Tax and Interest Makewhole Agreements, the TCEH Intercompany Notes, the Shared Services, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the Terminated Restructuring Support Agreement, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the EFIH First Lien Settlement, the Original Confirmed Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Terminated Restructuring Support Agreement, the Disclosure Statement, the Plan, the Transaction Agreements, the DIP Facilities, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, (ii) any post-Effective Date obligations of any party or Entity under the Plan, (iii) any Restructuring Transaction, (iv) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (v) claims or Causes of Action asserted by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, [or (vi) the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall not be released; provided, however, that such Claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall be subject to treatment pursuant to the Plan and shall be discharged as set forth in Article VIII.A hereof. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any claims or Causes of Action against the Plan Sponsor relating to the Debtors’ pursuit of regulatory approvals under the Original Confirmed Plan or claims or Causes of Action that may be brought by the Plan Sponsor against another party who brings a claim or Cause of Action against the Plan Sponsor in connection with the Debtors’ pursuit of regulatory approvals under the Original Confirmed Plan. Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, the TCEH Settlement Claim shall be treated, released, and discharged on the EFH Effective Date. For the avoidance of doubt, (i) the Releasing Parties shall provide the release set forth in this Article VIII.D for all Claims and Causes of Action that relate to the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, as of the TCEH Effective Date; and (ii) the Releasing Parties shall provide the release set forth in this Article VIII.D for all Claims and Causes of Action that relate to the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, or Reorganized EFIH Debtors as of the EFH Effective Date; provided that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

c.	Exculpation.

Except as otherwise specifically provided in the Plan (including Article III.B.19, III.B.20, and III.B.22), no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Terminated Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Original Confirmed Plan, the Transaction Agreements, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the Original Confirmed Plan, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Transaction Agreements, or the DIP Facilities, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any (i) claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, or (ii) claims or Causes of Action asserted by any Holder of

Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. For the avoidance of doubt (i) the Exculpated Parties that include or are related to the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall receive the exculpation set forth in this Article VIII.E. as of the TCEH Effective Date; and (ii) the Exculpated Parties that include or are related to the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, and Reorganized EFIH Debtors shall receive the exculpation set forth in this Article VIII.E. as of the EFH Effective Date.

d.	Injunction.

In addition to any injunction provided in the Settlement Order, except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.C. or Article VIII.D. of the Plan shall be discharged pursuant to Article VIII.A. of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin (a) the TCEH First Lien Creditor Allocation Disputes, or any claims or Causes of Action by the

Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, or (b) the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, or claims or Causes of Action asserted in the Marathon Delaware Action (in accordance with and as that term is defined in the Stipulation and Consent Order Regarding Limited Objection of Marathon Asset Management, LP to Confirmation of Debtors’ Fifth Amended Plan of Reorganization, dated November 10, 2015 [Docket No. 6932]) by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. Notwithstanding anything to the contrary in the foregoing, the Plan shall not enjoin any party from pursuing the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement; provided, however, that such Claims and Causes of Action shall be subject to treatment pursuant to the Plan and shall be discharged as set forth in Article VIII.A hereof.

D.	Treatment of Tex-La Obligations.

83. The Tex-La Obligations shall receive the treatment set forth in the Plan, provided, however, that the Tex-La Obligations may receive treatment as Allowed Class C1 Claims on or before the TCEH Effective Date with the prior written consent of the TCEH Supporting First Lien Creditors. With respect to the Tex-La Obligations, this Order is and shall be final, binding, and effective on all parties in interest in the Debtors’ Chapter 11 Cases (including any subsequently appointed chapter 11 or chapter 7 trustee or any representative of any of the Debtors’ estates appointed pursuant to 11 U.S.C. § 1123), as well as on each of EFCH, Tex-La and RUS.

E.	Federal Communications Commission.

84. No provision in the Plan or this Order relieves the Reorganized TCEH Debtors or Reorganized EFH Shared Services Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations, and orders promulgated thereunder by the Federal Communications Commission (“FCC”). No transfer of control to the Reorganized TCEH Debtors or Reorganized EFH Shared Services Debtors of any federal license or authorization issued by the FCC shall take place prior to the issuance of FCC regulatory approval for such transfer of control pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority over the transfer of control to the Reorganized TCEH Debtors or Reorganized EFH Shared Services Debtors, including imposing any regulatory conditions on such transfer, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

F.	Post-TCEH Confirmation Notices, Professional Compensation, and Bar Dates.

85. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven Business Days after the TCEH Effective Date, the Reorganized TCEH Debtors must cause notice of TCEH Confirmation and occurrence of the TCEH Effective Date (the “Notice of TCEH Confirmation”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the TCEH Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a TCEH Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

86. To supplement the notice procedures described in the preceding sentence, no later than five Business Days after the TCEH Effective Date, the Reorganized TCEH Debtors must cause the Notice of TCEH Confirmation, modified for publication, to be published on one occasion in The Wall Street Journal, USA Today, The Dallas Morning News, Houston Chronicle, Corpus Christi Caller-Times, Fort Worth Star-Telegram, and Waco Tribune-Herald. Mailing

and publication of the Notice of TCEH Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

87. The Notice of TCEH Confirmation will have the effect of an order of the Court, will constitute sufficient notice of the entry of the TCEH Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

G.	Notice of Subsequent Pleadings.

88. Except as otherwise provided in the Plan or in this TCEH Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the TCEH Effective Date will be limited to the following parties: (a) the U.S. Trustee; (b) counsel to the Original Plan Sponsors; (c) counsel to the TCEH First Lien Ad Hoc Committee; and (d) any party known to be directly affected by the relief sought by such pleadings.

H.	Retention of Jurisdiction.

89. This Court retains jurisdiction over the matters set forth in Article XI and other applicable provisions of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors.

I.	Reports.

90. After the TCEH Effective Date, the TCEH Debtors and EFH Shared Services Debtors have no obligation to file with the Court or serve on any parties reports that the TCEH Debtors and EFH Shared Services Debtors were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed prior to the TCEH Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that the TCEH Debtors and EFH Shared Services Debtors will comply with the U.S. Trustee’s quarterly reporting requirements. Through the TCEH Effective Date, the TCEH Debtors and EFH Shared Services Debtors will file such reports as are required under the Local Bankruptcy Rules.

J.	Effectiveness of All Actions.

91. Except as set forth in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, all actions authorized to be taken pursuant to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors shall be effective on, prior to, or after the TCEH Effective Date pursuant to the TCEH Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Reorganized TCEH Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

K.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan.

92. This TCEH Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, the Plan Supplement, the TCEH Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

L.	Plan Implementation Authorization.

93. The TCEH Debtors and the EFH Shared Services Debtors, or the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan as it relates to the TCEH Debtors or EFH Shared Services Debtors, as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state, as applicable, no action of the TCEH Debtors’ or EFH Shared Services Debtors’ boards of directors or the boards of directors of the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors will be required to authorize such Debtors or the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan as it relates to the TCEH Debtors or EFH Shared Services Debtors, and following the TCEH Effective Date, each of the documents related to the Plan as it relates to the TCEH Debtors or EFH Shared Services Debtors will be a legal, valid, and binding obligation of such Debtors or the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable, enforceable against such Debtors and the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors in accordance with the respective terms thereof.

M.	Binding Effect.

94. On the date of and after entry of this TCEH Confirmation Order, subject to the occurrence of the TCEH Effective Date, and subject to the remaining provisions set forth in this Order, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the Plan Supplement (including the Tax Matters Agreement, the Separation Agreement and the Transition Services Agreement), shall bind the Debtors, their estates, any party seeking to act on behalf of, or in respect of, the Debtors or the Debtors’ estates, and any Holder of a Claim or Interest against the TCEH Debtors or EFH Shared Services Debtors and such Holder’s respective successor and assigns, whether or not: (a) such Holder’s Claim or Interest is Impaired under the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors; (b) such Holder has accepted the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors; (c) such Holder failed to vote to accept or reject the Plan or voted to reject the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors; (d) such Holder is entitled to a distribution under the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors; (e) such Holder will receive or retain any property or interests in property under the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors; or (f) such Holder has filed a Proof of Claim in the Chapter 11 Cases. The Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors and its related documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors and its related documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

N.	Directors and Officers of the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors.

95. The Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors’ initial directors and officers, to the extent known, have been disclosed prior to the TCEH Confirmation Hearing. To the extent that any director or officer has not yet been determined, such determination will be made in accordance with the New Organizational Documents and such appointment is hereby approved.

O.	Release of Liens.

96. Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, and subject to the terms of the TCEH DIP Credit Agreement, TCEH DIP Order, Exit Credit Agreement, and the Exit Credit Agreement Documents, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.27, or III.B.37 of the Plan (and, with respect to any Allowed Other Secured Claims Against the TCEH Debtors asserted by the Taxing Units or the Texas Comptroller which the TCEH Debtors shall Reinstate on the TCEH Effective Date until such Allowed Other Secured Claims are satisfied in the full Allowed amount), all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates of the TCEH Debtors or EFH Shared Services Debtors shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors.

P.	Injunctions and Automatic Stay.

97. Unless otherwise provided in the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors or in this TCEH Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court entered as of the TCEH Confirmation Date (excluding any injunctions or stays contained in the Plan or the TCEH Confirmation Order) shall remain in full force and effect through and including the TCEH Effective Date. All injunctions or stays contained in the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors or the TCEH Confirmation Order shall remain in full force and effect in accordance with their terms.

Q.	Exit Credit Agreement.

98. Subject to, and upon the occurrence of, the TCEH Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the TCEH Debtors and the Reorganized TCEH Debtors, as the case may be, shall be and hereby are authorized to enter into and perform under the Exit Credit Agreement and to execute and deliver the Exit Credit Agreement and the other Exit Credit Agreement Documents, in each case pursuant to the terms and conditions of the Exit Credit Agreement Documents. This TCEH Confirmation Order shall constitute (a) approval of the Exit Credit Agreement and the other Exit Credit Agreement Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized TCEH

Debtors in connection therewith, and (b) authorization for the Reorganized TCEH Debtors to enter into and execute the Exit Credit Agreement and the other Exit Credit Agreement Documents and take all actions required thereunder.

99. Subject to, and upon the occurrence of, the TCEH Effective Date, the Exit Credit Agreement, the Exit Credit Agreement Documents, and any liens and security interests in favor of the Exit Credit Agreement Agent or the lenders under the Exit Credit Agreement securing the obligations of the Reorganized TCEH Debtors under the Exit Credit Agreement, shall constitute the legal, valid, and binding debt obligations of the Reorganized TCEH Debtors and shall be enforceable in accordance with their respective terms. The Exit Credit Agreement and the Exit Credit Agreement Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable nonbankruptcy law. On the Effective Date, all of the liens and security interests to be granted in accordance with the Exit Credit Agreement and the Exit Credit Agreement Documents shall be legal, valid, binding, enforceable, and duly perfected first priority liens on, and security interests in, all of the applicable property and assets of the Reorganized TCEH Debtors granted in accordance with the terms of the Exit Credit Agreement and the Exit Credit Agreement Documents and shall be deemed perfected on the TCEH Effective Date, subject only to such liens and security interests as may be permitted under the terms of the Exit Credit Agreement and the Exit Credit Agreement Documents.

R.	Cancellation of Existing Securities and Agreements.

100. Except as otherwise provided in the Plan, and subject to the terms of the TCEH DIP Credit Agreement, TCEH DIP Order, Exit Credit Agreement, and the Exit Credit Agreement

Documents, on and after the TCEH Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests against the TCEH Debtors or EFH Shared Services Debtors, including Other Secured Claims Against the TCEH Debtors, TCEH First Lien Secured Claims, EFCH 2037 Note Claims, TCEH Second Lien Note Claims, TCEH Unsecured Note Claims, PCRB Claims, DIP Claims, Other Secured Claims Against the EFH Shared Services Debtors, and General Unsecured Claims Against the EFH Shared Services Debtors shall be deemed canceled, surrendered, and discharged without any need for further action or approval of the Bankruptcy Court or a Holder to take further action with respect to any note(s) or security and the obligations of the Debtors or the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents shall be released from all duties thereunder; provided, however, that notwithstanding TCEH Confirmation or TCEH Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions under the Plan; (2) allowing the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents to make the distributions in accordance with the Plan (if any), as applicable; (3) preserving any rights of the DIP Agents, the TCEH First Lien Agent, or the Indenture Trustees to payment of fees, expenses, and indemnification obligations provided for in the Plan or as against any money or property distributable to the Holders under the relevant indenture, the TCEH Credit Agreement, the TCEH First Lien Intercreditor Agreement, or DIP Agreement, including any rights to priority of payment and/or to exercise charging liens; (4) allowing the Indenture Trustees, TCEH First Lien Agent, and DIP Agents to enforce any obligations owed to each of them under the Plan; and (5) allowing the Indenture Trustees, TCEH First Lien Agent, and DIP Agents to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the TCEH Confirmation Order, or the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, or result in any expense or liability to the Debtors or the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable. For the avoidance of doubt, the TCEH First Lien Intercreditor Agreement, the TCEH Credit Agreement, and the TCEH First Lien Note Indenture remain in effect solely to the extent necessary to preserve the TCEH First Lien Creditor Allocation Disputes and the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, and any (a) claims or Causes of Action by the TCEH First Lien Notes Trustee, TCEH First Lien Agent, or Holders of TCEH First Lien Claims against other Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising in connection with the TCEH First Lien Creditor Allocation Disputes, or (b) claims or Causes of Action by any Holder of Allowed Class C3 Claims against any other Holder of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) in the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute (or any claims, Causes of Action or defenses of any other party to such dispute); provided, further, however, that except as expressly set forth in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, after the TCEH Effective Date, the Debtors and the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors shall not be obligated to pay any fees or expenses under either the TCEH First Lien Intercreditor Agreement, the TCEH First Lien Note Indenture, or the TCEH Credit Agreement arising in connection with the TCEH First Lien Creditor Allocation Disputes or the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, and all related Claims shall be released and discharged consistent with Article VIII.A of the Plan. For the avoidance of doubt, Citibank, N.A. and any of its affiliates are hereby authorized to (a) return to Reorganized TCEH any cash not necessary to collateralize the Stated Amount of, and any Unpaid Drawings under, the Citibank Deposit Letters of Credit (each as defined in the TCEH Credit Agreement), and (b) to the extent Deposit Letters of Credit expire or are terminated after the Effective Date without having been drawn in full, return to Reorganized TCEH any cash retained by Citibank for the purpose of collateralizing the undrawn amounts under such expired or terminated Deposit Letters of Credit.

S.	Securities Law Exemption.

101. Pursuant to section 1145 of the Bankruptcy Code, the issuance of the Reorganized TCEH Common Stock as contemplated by the Plan is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of such securities. The Reorganized TCEH Common Stock is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized TCEH, as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within 90 days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

102. The New Reorganized TCEH Debt, the Reorganized TCEH Sub Preferred Stock, and the Spin-Off TRA Rights will be issued without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act provided by section 4(a)(2) of the Securities Act (and/or Regulation D promulgated thereunder) and Regulation S under the Securities Act and each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from, or in a transaction not subject to, registration under the Securities Act and other applicable law. The Spin-Off TRA Rights will only be issued to (i) “qualified institutional buyers” (as defined in Rule 144A of the Securities Act), (ii) “accredited investors” (as defined in Rule 501(a) of the Securities Act) and (iii) non-U.S. persons (as defined in Regulation S under the Securities Act) who are acquiring the Spin-Off TRA Rights in an offshore transaction in compliance with Regulation S under the Securities Act, in each case who timely deliver a valid and completed TRA Information Form. The Spin-Off TRA Rights will be subject to additional transfer restrictions set forth in the Tax Receivable Agreement.

103. Should the Reorganized TCEH Debtors elect on or after the TCEH Effective Date to reflect any ownership of any of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, and the Spin-Off TRA Rights, the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors need not provide any further evidence other than the Plan or the TCEH Confirmation Order with respect to the treatment of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, and the Spin-Off TRA Rights under applicable securities laws.

104. The DTC shall be required to accept and conclusively rely upon the Plan and TCEH Confirmation Order in lieu of a legal opinion regarding whether any of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, and the Spin-Off TRA Rights, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

105. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including, for the avoidance of doubt, whether the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, and the Spin-Off TRA Rights, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

106. Notwithstanding anything to the contrary in the Plan, as set forth in the Plan, the TCEH Disclosure Statement and Exhibit L of the Plan Supplement, only Holders of Allowed TCEH First Lien Secured Claims that complete and timely return a valid TRA Information Form shall be entitled to receive the Spin-Off TRA Rights. Holders of Allowed TCEH First Lien Secured Claims that fail to complete and timely return a valid TRA Information Form shall not receive any Spin-Off TRA Rights or any entitlement to any other distribution or consideration on account of or in connection with the Spin-Off Tax Receivable Agreement. All parties required to be given notice of the TRA Information Form (and the applicable deadline and procedures for returning such form) have been provided due, proper, timely and adequate notice and have had an opportunity to appear and be heard with respect thereto and no other or further notice with respect to the TRA Information Form is necessary or shall be required. The TCEH Debtors, the Reorganized TCEH Debtors, the Disbursing Agent, the transfer agent for the Spin-Off Tax Receivable Agreement and each of their respective employees, directors, officers, members, agents, lawyers and advisors shall have no liability with respect to the distribution and collection of the TRA Information Forms or the allocation of the Spin-Off TRA Rights among Holders of Allowed TCEH First Lien Secured Claims.

T.	Section 1146 Exemption.

107. Pursuant to, and to the fullest extent permitted by, section 1146 of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including (1) the Restructuring Transactions; (2) the New Reorganized TCEH Debt; (3) the Reorganized TCEH Common Stock; (4) the common stock of the Preferred Stock Entity; (5) the Reorganized TCEH Sub Preferred Stock; (6) the Spin-Off TRA Rights; (7) the assignment or surrender of any lease or sublease; and (8) the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer, mortgage recording tax, or other similar tax, and upon entry of the TCEH Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

U.	Professional Compensation and Reimbursement Claims.

108. Except as otherwise specifically provided in the Plan, from and after the TCEH Effective Date, the TCEH Debtors and EFH Shared Services Debtors or Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors shall, in the ordinary course of business and without any further notice or application to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, and TCEH Consummation incurred on or after the TCEH Effective Date by (i) the TCEH Debtors or the EFH Shared Services Debtors or Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, in the manner prescribed by the allocation set forth in Article II.A.2(d) of the Plan and (ii) the TCEH Committee.

109. Upon the TCEH Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered to the Reorganized TCEH Debtors and Reorganized EFH Shared Services Debtors after such date shall terminate, subject only to the procedures set forth in the Interim Compensation Order, and the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, the TCEH Debtors and the EFH Shared Services Debtors and the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors (as applicable) are authorized to pay any and all professional fees as contemplated by and in accordance with the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the TCEH Cash Collateral Order, and the Settlement Agreement; provided, that any Settlement Agreement Professional Fees (excluding Pending Settlement Agreement Professional Fees (as defined and discussed in paragraph 122 of this Order)) that are payable pursuant to the Settlement Agreement and the Settlement Order after distributions have been made to Holders of Allowed Class C4 and Class C5 Claims shall be paid from the TCEH Cash Payment pursuant to the charging liens of the

TCEH Unsecured Notes Trustee, the TCEH Second Lien Notes Trustee, and/or the TCEH Second Lien Notes Collateral Agent, as applicable. For the avoidance of doubt, Reorganized TCEH shall have no other liability or obligation with respect to the payment of any such Settlement Agreement Professional Fees after the TCEH Effective Date.

V.	Nonseverability of Plan Provisions upon TCEH Confirmation.

110. Each term and provision of the Plan, solely as it relates to the TCEH Debtors and the EFH Shared Services Debtors, including the Plan Supplement and all exhibits and schedules thereto and all other documents filed in connection with the Plan, or executed or to be executed in connection with transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications are: (a) valid and enforceable pursuant to their terms; (b) integral to the Plan and may not be deleted or modified except as provided by the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors or this TCEH Confirmation Order; and (c) nonseverable and mutually dependent. For the avoidance of doubt, the Plan is not confirmed as to the EFH Debtors or the EFIH Debtors, and, subject ot the Tax Matters Agreement, nothing herein shall prohibit any party in interest from proposing or filing a separate plan as it relates to the EFH Debtors and EFIH Debtors.

W.	Waiver or Estoppel.

111. Each Holder of a Claim or Interest in Classes C1 through C10 and Classes D1 through D6 shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the TCEH Disclosure Statement, or papers filed with the Court before the TCEH Confirmation Date.

X.	Authorization to Consummate.

112. The Debtors are authorized to consummate the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors at any time after the entry of the TCEH Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX.A and Article IX.C of the Plan. The substantial consummation of the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the TCEH Effective Date, on which any distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims against the TCEH Debtors or the EFH Shared Services Debtors.

Y.	Treatment of Executory Contracts and Unexpired Leases.

113. The assumption of the Executory Contracts and Unexpired Leases set forth on Exhibit B of the Plan Supplement and the rejection of the Executory Contracts and Unexpired Leases set forth on Exhibit C of the Plan Supplement, in each case subject to the Separation Agreement as applicable, are hereby authorized.

114. Unless otherwise agreed, the Debtors will not assume, cure, or otherwise treat any contract pursuant to this TCEH Confirmation Order that is the subject of (a) an outstanding objection to a proposed assumption or cure amount (an “Assumption Objection”) at the time of entry of this TCEH Confirmation Order (if any); or (b) certain outstanding orders extending the deadline by which the Debtors may make a determination as to whether to assume or reject a lease (the “Deadline Extension Orders”).23 All outstanding Assumption Objections will be heard at the omnibus hearing scheduled for September 26, 2016, at 10:00 a.m. (prevailing Eastern Time), or another hearing that is convenient to the Court. Unless otherwise agreed, the Debtors will not assume any contract that is the subject of an Assumption Objection until the Assumption Objection has been consensually resolved or the Court has made a determination on the Assumption Objection.

115. Notwithstanding anything to the contrary in the Plan, this TCEH Confirmation Order, or the Transition Services Agreement contemplated by the Plan, the Debtors’ post-confirmation use of any Oracle America, Inc. (“Oracle”) license and services agreement (each an “Oracle Agreement”) will remain unchanged, the authorized number of users will not be exceeded, and all use will be consistent with the terms of the relevant Oracle Agreement. No shared use, license splitting, or other unauthorized use of any Oracle Agreement will be allowed absent Oracle’s express prior written consent.

Z.	EFCH 2037 Notes Settlement.

116. In resolution of the objection to the Plan filed by the EFCH 2037 Notes Trustee [D.I. 9210] (the “EFCH 2037 Notes Trustee Objection”), (i) subject to consummation of the Plan, the EFCH 2037 Notes Trustee shall, on behalf of Holders of EFCH 2037 Note Claims, receive on the TCEH Effective Date a distribution under the Plan in the aggregate amount of $70,000.00 (the “Distribution”), and such Distribution shall not be subject to disallowance, offset, recoupment, or other defense or objection; provided, however, that upon the TCEH Effective Date and receipt of the Distribution, the EFCH 2037 Notes Trustee shall release and

[23]

The Deadline Extension Orders comprise the following: Order Further Extending the Deadline to Assume or Reject a Certain Nonresidential Real Property Lease Under Section 365(d)(4) of the Bankruptcy Code [D.I. 4458]; and Order Further Extending the Deadline to Assume or Reject a Certain Nonresidential Real Property Lease Under Section 365(d)(4) of the Bankruptcy Code [D.I. 6908].

waive and shall be deemed to release and waive its Claims against the Debtors for all fees, expenses and indemnification under the EFCH 2037 Note Indenture, or otherwise; provided further, however, that (i) nothing herein or in the Plan shall affect the EFCH 2037 Notes Trustee’s rights under the EFCH 2037 Note Indenture (including, with respect to indemnification) as against any other person or entity, including the Holders of EFCH 2037 Note Claims; and (ii) the EFCH 2037 Notes Trustee shall not object to, delay, impede, or take any other action to prevent consummation of the Plan, including the releases set forth therein, except to the extent (if any) that the Plan is modified or amended to be inconsistent with the resolution of the EFCH 2037 Notes Trustee Objection as set forth herein.

117. No Holders of EFCH 2037 Notes have objected to the Plan or directed the EFCH 2037 Notes Trustee with respect to the Plan.

118. The settlement of the EFCH 2037 Notes Trustee Objection benefits the Holders of the EFCH 2037 Notes based upon a review of the record of the Confirmation Hearing, and considering the subordinate status of the EFCH 2037 Notes, the relative probabilities of success, the complex nature, and the inherent and uncertain risks of litigation, and the cost, expense, inconvenience, and delay associated with litigation regarding the treatment of the EFCH 2037 Notes under the Plan.

119. The EFCH 2037 Notes Trustee has the authority, as a matter of law, to settle the EFCH 2037 Notes Trustee Objection to improve the treatment of the Holders of the EFCH 2037 Notes as provided herein. The resolution of the EFCH 2037 Notes Trustee Objection is fair and reasonable.

AA.	AppLabs.

120. To the extent any of the Reorganized Debtors (to which this TCEH Confirmation Order relates) asserts any Claim or Causes of Action retained pursuant to the Plan (the “Retained

Actions”) against AppLabs Technologies Pvt Ltd. (“AppLabs”), nothing in the Plan, the TCEH Confirmation Order or the Bankruptcy Code shall preclude AppLabs’ exercise of any valid setoff rights or recoupment rights (if any) in connection with such Reorganized Debtors’ assertion of any Retained Actions, and AppLab’s setoff and recoupment rights (if any) are explicitly preserved.

BB.	PCRBs.

121. Pursuant to Bankruptcy Rule 3018(a) and for cause shown by the agreed treatment of PCRB Claims, Holders of PCRB Claims that filed timely ballots voting to reject the Plan are authorized to change their votes to accept the Plan.

CC.	Administration of the TCEH Cash Payment.

122. On the TCEH Effective Date, the TCEH Cash Payment shall be placed into an escrow account for the benefit of Holders of Allowed Claims in Classes C4 and C5 (the “TCEH Cash Payment Account”). To the extent additional Settlement Agreement Professional Fees become payable after the TCEH Effective Date but before any distributions are made to Holders of Allowed Claims in Classes C4 and C5, such Settlement Agreement Professional Fees shall be paid out of the TCEH Cash Payment Account. After any distributions are made to Holders of Allowed Claims in Classes C4 and C5, any additional Settlement Agreement Professional Fees (excluding Pending Settlement Agreement Professional Fees, which shall be treated as set forth below) shall be paid solely through exercise of charging liens as set forth in the Article IV.I of the Plan and paragraph 109 of this Order and, for the avoidance of doubt, none of the TCEH Debtors or the Reorganized TCEH Debtors shall have any obligation or liability in respect of such Settlement Agreement Professional Fees. Distributions from the TCEH Cash Payment Account to Holders of Allowed Claims in Classes C4 and C5 shall be made in accordance with Article IV.B.11 of the Plan; provided, however, that any Settlement Agreement Professional Fees for which Fee Committee approval was sought pursuant to the Settlement Order but which have not yet been approved (the “Pending Settlement Agreement Professional Fees”) shall remain subject to review by the Fee Review Committee, pursuant to and consistent with the terms and conditions of the Settlement Order; provided, further, however, that the amount of such Pending Settlement Agreement Professional Fees shall be held back in the TCEH Cash Payment Account pending entry of an order by the Bankruptcy Court with respect to the approval or denial of such Pending Settlement Agreement Professional Fees; provided, further, however, that upon entry of an order by the Bankruptcy Court with respect to the approval or denial of the Pending Settlement Agreement Professional Fees, the Pending Settlement Agreement Professional Fees shall be distributed from the TCEH Cash Payment Account in accordance with such order of the Bankruptcy Court. The EFH Committee Settlement Escrow (totaling $9,450,000) shall be held in the TCEH Cash Payment Account pending a final determination of the amount of the EFH Committee Settlement Payment Amount, following which distributions from the EFH Committee Settlement Escrow shall be made first to Reorganized TCEH in an amount equal to the EFH Committee Settlement Payment Amount, and second, to the extent the EFH Committee Settlement Escrow exceeds the EFH Committee Settlement Payment Amount, such excess amounts shall be distributed to Holders of Allowed Claims in Classes C4 and C5 in a manner consistent with the distribution of the TCEH Cash Payment in accordance with Articles III.B.30 and III.B.31 of the Plan. From and after the TCEH Effective Date, the Reorganized TCEH Debtors shall have no liability in respect of Allowed Class C4 Claims or Allowed Class C5 Claims, which shall be payable solely from the TCEH Cash Payment and TCEH Cash Payment Account pursuant to, and in accordance with, the Plan and this Order. Prior to entering into any settlement or compromise with respect to any Claim in Class C5 that would (x) allow such Claim in an amount greater than $10,000,000, or (y) allow such Claim in an amount greater than $2,000,000 and result in the aggregate amount of Allowed Claims in Class C5 as of such date to exceed $220,000,000, Reorganized TCEH shall reasonably consult with counsel to the TCEH Committee and counsel to the Ad Hoc Group of TCEH Unsecured Noteholders.

DD.	TCEH Committee Provisions.

123. On the TCEH Effective Date, any statutory committee appointed in the Chapter 11 Cases with respect to the TCEH Debtors (including the TCEH Committee) shall dissolve; provided, however, that (a) following the TCEH Effective Date, the TCEH Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (i) Claims and/or applications, and any relief related thereto, for compensation by professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (ii) appeals of the Confirmation Order as to which the TCEH Committee is a party and (b) following the TCEH Effective Date, the TCEH Committee shall continue in existence and have standing and a right to be heard for the purpose of (i) the sale of the E-Side Debtors’ indirect interest in Oncor and confirmation of the E-Side Plan and (ii) estimating, objecting to, allowing, or setting reserves with respect to any Disputed Claims that could have a material impact on the timing and amount of distributions to Holders of Allowed Claims in Classes C4 or C5; provided, that the Debtors and Reorganized Debtors shall not be liable or otherwise responsible for paying any fees or expenses incurred by the members of or advisors to the TCEH Committee after the TCEH Effective Date in connection with any such activities in this subclause (b) in excess of $200,000 in the aggregate.

EE.	TCEH Second Lien Notes Trustee and TCEH Unsecured Notes Trustee.

124. Notwithstanding anything contained in the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, the TCEH Disclosure Statement, or elsewhere in this TCEH

Confirmation Order to the contrary, any and all distributions made by the Debtors or the Disbursing Agent on account of (a) the PCRB Claims shall be made to the PCRB Trustee, (b) the TCEH Unsecured Note Claims shall be made to the TCEH Unsecured Notes Trustee, and (c) the TCEH Second Lien Note Claims shall be made to the TCEH Second Lien Notes Trustee. As set forth in Article IV.B.11 of the Plan, the Debtors or the Disbursing Agent shall be entitled to offset against any such distribution to (a) the TCEH Unsecured Notes Trustee all amounts that were actually paid to the TCEH Unsecured Notes Trustee (or any of its professionals) and (b) the TCEH Second Lien Notes Trustee all amounts that were actually paid to the TCEH Second Lien Notes Trustee, in each case pursuant to the Settlement Agreement and Settlement Order, subject to the proviso with respect to Pending Settlement Agreement Professional Fees set forth in paragraph 122. As set forth in Article IV.I of the Plan, the PCRB Notes Trustee, the TCEH Unsecured Notes Trustee, and the TCEH Second Lien Notes Trustee each shall be entitled to exercise its charging lien against any and all distributions received from the Debtors or the Disbursing Agent in respect of any unpaid fees, expenses, or indemnification obligations that have been or are reasonably anticipated to be incurred by the PCRB Notes Trustee or its professionals in accordance with the terms of the PCRB Indenture (and apply any charged amounts in accordance with the terms of the PCRB Indenture), the TCEH Unsecured Notes Trustee or its professionals in accordance with the terms of the TCEH Unsecured Notes Indenture (and apply any charged amounts in accordance with the terms of the TCEH Unsecured Notes Indenture) or by the TCEH Second Lien Notes Trustee or its professionals in accordance with the terms of the TCEH Second Lien Notes Indenture (and apply any charged amounts in accordance with the terms of the TCEH Second Lien Notes Indenture), subject to the proviso with respect to Pending Settlement Agreement Professional Fees set forth in paragraph 122 (such amounts subject to the charging lien referred to as the “PCRB Notes Trustee Charging Lien Amount,” the “TCEH Unsecured Notes Trustee Charging Amount” and the “TCEH Second Lien Notes Trustee Charging Amount”, respectively). In furtherance of the foregoing and notwithstanding anything contained in the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the TCEH Disclosure Statement or elsewhere in this TCEH Confirmation Order to the contrary, to the extent that (i) the PCRB Notes Trustee sends a notice (the “PCRB Notes Trustee Notice”) to the Debtors identifying an amount (the “PCRB Notes Trustee Non-Settlement Professional Fees”) that covers the fees and expenses of the PCRB Notes Trustee and its professionals for the time period through the TCEH Effective Date and is a portion of the PCRB Notes Trustee Charging Lien Amount, (ii) the TCEH Unsecured Notes Trustee sends a notice ( the “TCEH Unsecured Notes Trustee Notice”) to the Debtors identifying an amount (the “TCEH Unsecured Notes Trustee Non-Settlement Professional Fees”) that covers the fees and expenses of the TCEH Unsecured Notes Trustee and its professionals for the time period commencing July 1, 2015 through the TCEH Effective Date and is a portion of the TCEH Unsecured Notes Trustee Charging Amount, and/or (iii) the TCEH Second Lien Notes Trustee sends a notice ( the “TCEH Second Lien Notes Trustee Notice”) to the Debtors identifying an amount (the “TCEH Second Lien Notes Trustee Non-Settlement Professional Fees”) that covers the fees and expenses of the TCEH Second Lien Notes Trustee and its professionals for the time period commencing July 1, 2015 through the TCEH Effective Date and is a portion of the TCEH Second Lien Notes Trustee Charging Amount, the Debtors or the Disbursing Agent shall within ten business days of receiving the PCRB Notes Trustee Notice, TCEH Unsecured Notes Trustee Notice or the TCEH Second Lien Trustee Notice, as applicable, make payment in accordance with such notice(s) and such amount(s) shall be paid from the TCEH Cash Payment Account and shall be an advance on the distribution to be made by the Debtors or the Disbursing Agent on account of the PCRB Claims to the PCRB Notes Trustee, the TCEH Unsecured Note Claims to the TCEH Unsecured Note Trustee, and on account of the TCEH Second Lien Note Claims to the TCEH Second Lien Notes Trustee, as applicable.

FF.	Reorganized TCEH Debtor Management Incentive Plan.

125. The Reorganized Debtors are authorized to (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Reorganized TCEH Debtor Management Incentive Plan and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, agreements and documents necessary to implement, effectuate and consummate the Reorganized TCEH Debtor Management Incentive Plan; provided that the Reorganized TCEH Debtor Management Incentive Plan shall be established by the Reorganized TCEH Board.

GG.	Environmental Law.

126. Nothing in the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors or the TCEH Confirmation Order shall release, discharge, or preclude the enforcement of, (or preclude, release, defeat, or limit the defense under non-bankruptcy law of) : (i) any liability under Environmental Law to a Governmental Unit that is not a Claim; (ii) any Claim under Environmental Law of a Governmental Unit arising on or after the TCEH Effective Date; (iii) any liability under Environmental Law to a Governmental Unit on the part of any Entity to the extent of such Entity’s liability under non-bankruptcy law on account of its status as owner or operator of such property after the TCEH Effective Date; (iv) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors; or (v) any valid right of setoff or recoupment by any Governmental Unit. All parties’ rights and defenses under Environmental Law with respect to (i) through (v) above are fully preserved. For the avoidance of doubt, the United States is not a Releasing Party under the Plan.

127. Nothing in the Plan or the TCEH Confirmation Order shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding paragraph. Nothing in the Plan or the TCEH Confirmation Order authorizes: (i) the transfer or assignment of any governmental license, permit, registration, authorization, or approval, or (ii) the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under Environmental Law. The Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit are discharged or otherwise barred by the TCEH Confirmation Order or the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, or the Bankruptcy Code.

128. For the avoidance of doubt, all Claims under Environmental Law arising before the TCEH Effective Date, including penalty claims for days of violation prior to the TCEH Effective Date, shall be subject to Article VIII of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction as provided in Article XI of the Plan in relation to the allowance or disallowance of any Claim under Environmental Law arising before the TCEH Effective Date.

129. Without limiting the Bankruptcy Court’s jurisdiction as set forth above, nothing in the Plan or the TCEH Confirmation Order shall divest or limit the jurisdiction of other tribunals over the Environmental Action, and upon the TCEH Effective Date of the Plan, the Environmental Action shall survive the Chapter 11 Cases and may be adjudicated in the court or tribunal in which such Environmental Action is currently pending; provided, further, however, any judgment for a Claim in the Environmental Action arising before the TCEH Effective Date shall be treated in accordance with the Plan in all respects; provided, further, however, that nothing in the Plan shall preclude, release, defeat, or limit any grounds for asserting or opposing an alleged defense or affirmative defense under non-bankruptcy law in the Environmental Action based on any change in ownership, and all such grounds for asserting or opposing such defenses and affirmative defenses under non-bankruptcy law are expressly preserved; provided, further, however, that nothing in the Plan or the TCEH Confirmation Order shall prevent the Debtors or any other parties in interest from seeking to estimate Claims against the Debtors arising in connection with the Environmental Action. With respect to the Environmental Action, this Article VIII.H of the Plan does not alter any rights or defenses under non-bankruptcy law arising as a result of any changes of ownership provided in the Plan or the TCEH Confirmation Order. The Governmental Units reserve all rights as to whether there are any such rights or defenses.

HH.	TCEQ.

130. In consideration of the terms of the certain conveyance agreement to be entered into by and among Luminant Generation and Tarrant Regional Water District (“TRWD”), and pursuant to Bankruptcy Rule 9019, effective as of the TCEH Effective Date, all Claims and Causes of Action, related to or otherwise associated with the environmental liabilities at the certain property in Fort Worth, Tarrant County, Texas abutting the west fork Trinity River totaling approximately 35.821 acres (the “North Main Property”) and associated with the Agreed Order issued on November 24, 1993 by the Texas Natural Resource Conservation Commission, predecessor to the Texas Commission on Environmental Quality (“TCEQ”) and, In the Matter of Texas Utilities Electric; SWR No. 39927 (the “Agreed Order”), shall be forever released, discharged or otherwise expunged with respect to the Debtors and Reorganized Debtors.

131. Luminant and the Texas Commission on Environmental Quality (“TCEQ”) agree that upon the closure of the conveyance of the North Main Property from Luminant to TRWD, including the deposit into escrow of the financial assurance in the amount of $5,531,032.00 and the assumption of environmental liabilities by TRWD with respect to the North Main Property as acceptable to TCEQ, the TCEQ Agreed Order against Luminant will be satisfied. Notwithstanding the foregoing, should the conveyance of the North Main Property not close on or before the TCEH Effective Date or should the financial assurance for post-closure care not be posted on or before the TCEH Effective Date, the provisions of the above paragraph pertaining to the North Main Property shall be null and void. In such instance, the North Main Property shall remain property of the Reorganized Luminant Generation and the Reorganized Luminant Generation shall retain all environmental liabilities for the site North Main Property, including, but not limited to: (i) all environmental obligations, operation and maintenance requirements, and all other requirements of the Post-Closure Care Plan, dated January 1997 prepared for TU Electric Company by Freese and Nichols, Inc. and Radian International, as modified or supplemented by the May 12, 2008 letter from Dylan Lawson, Project Manager, Remediation Division, Texas Commission on Environmental Quality, to Mr. Gerald R. Johnson, TXU Business Services, Dallas, Texas, regarding Second Semi-Annual 2007 Groundwater Monitoring Report dated January 7, 2008 TXU North Main Metals Recycling Site, Fort Worth, Texas; TCEQ SWR 39927; EPA ID No. TXT 982813628, and (ii) the outstanding environmental obligations associated with the Agreed Order. Further, in such instance the responsibility of the Reorganized Luminant Generation for all environmental liabilities at the North Main Property shall not be affected by the discharge provisions above.

II.	Actions by the EFH Debtors and the EFIH Debtors.

132. Subject to, and upon the occurrence of, the TCEH Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the EFH Debtors and EFIH Debtors shall be and hereby are authorized to enter into, execute, deliver and take all actions necessary to perform under, the Tax Matters Agreement, Transition Services Agreement, and Separation Agreement. This TCEH Confirmation Order shall constitute approval of the Tax Matters Agreement, Transition Services Agreement, and Separation Agreement, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the EFH Debtors or EFIH Debtors in connection therewith, including (i) assuming and assigning Executory Contracts to the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, subject to, and consistent with the Separation Agreement, and as set forth in the TCEH Assumed Executory Contract and Unexpired Lease List, and (ii) taking those actions necessary to consummate the Spin-Off, including the Contribution of the TCEH Assets, including the transfer of all of the EFH Debtors’ equity interests in the EFH Shared Services Debtors, EFH Properties Company and Basic Resources, Inc. to Reorganized TCEH. The Tax Matters Agreement, the Separation Agreement, and the Transition Services Agreement shall (a) upon execution, be valid, binding, and enforceable against the EFH Debtors and the EFIH Debtors, their estates, and any party seeking to act on behalf of or in respect of their estates, as applicable, (b) not be subject to avoidance for any purpose whatsoever, and (c) not constitute a preferential transfer or fraudulent conveyance under the Bankruptcy Code or any other applicable non-bankruptcy law. The Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors are entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code and any reversal or modification or appeal of the authorizations provided herein to consummate any transfer pursuant to, or in accordance with, the Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors, the Plan Supplement, and any documents or agreements related thereto, shall not affect the validity of such transfers to the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, as applicable.

133. Additionally, notwithstanding anything contained herein, the EFH Debtors and the EFIH Debtors are not authorized to, and shall not pay, any cure costs in connection with any Executory Contracts and Unexpired Leases that are to be assumed and assigned by the EFH Debtors and/or the EFIH Debtors to the TCEH Debtors and/or the EFH Shared Services Debtors pursuant to the Plan and the Separation Agreement, which cure costs shall be satisfied by the TCEH Debtors and/or EFH Shared Services Debtors, as applicable.

JJ.	Certain IRS Matters.

134. Nothing in the Plan (or subsequently amended plan) or this TCEH Confirmation Order shall be deemed to waive the right of the U.S. to object to confirmation of a subsequently amended plan or alternative chapter 11 plan to the extent the U.S. would be entitled to object to confirmation under applicable law, including to the extent that the Debtors choose to go forward with a chapter 11 plan that is premised on a taxable separation of TCEH from EFH Corp. and not a tax-free reorganization within the meaning of Section 368(a)(1)(G) of the Internal Revenue Code. Specifically, the Debtors may not oppose the U.S.’s objection on the grounds of failure to file an earlier objection, equitable mootness, laches, estoppel, or a similar theory. The U.S. may move for a stay of the TCEH Effective Date in conjunction with its objection, and the Debtors’ rights to object to any such motion are preserved.

135. Nothing in the Plan (or subsequently amended plan) or this TCEH Confirmation Order shall affect the rights of the IRS or United States to assess or collect a tax arising on or after the Confirmation Date against Reorganized EFH, any member of its consolidated group, and/or any successor entities as permitted under applicable law.

KK.	Tax Matters Agreement.

136. Subject to, and upon the occurrence of, the TCEH Effective Date, (a) the Tax Matters Agreement is approved in its entirety and shall be binding upon and enforceable against all of the Debtors, all parties in interest in the Chapter 11 Cases, any chapter 11 trustee appointed in any of the Chapter 11 Cases or following conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, any chapter 7 trustee appointed in any such case, and each of their respective successors and assigns, and (b) no plan of reorganization, liquidation, asset sale or other transaction for or in respect of any of the EFH Debtors or EFIH Debtors shall be approved that (x) would reasonably be expected to create a material risk of (A) a Tax-Free Transaction Failure (as defined in the Tax Matters Agreement) or (B) a breach by the parties to the Tax Matters Agreement of any term or condition of the Tax Matters Agreement or (y) provides that any claim or liability (A) arising from a breach by any of the EFH Parties (as defined in the Tax Matters Agreement) of any term or condition of the Tax Matters Agreement or (B) for indemnification under Section 3.01 of the Tax Matters Agreement, is released or deemed discharged under or by reason of such a plan of reorganization, liquidation, asset sale or other transaction. The provisions of this paragraph 136 are an integral part of the transactions contemplated under the Plan, including the Spin-Off and any actions taken pursuant thereto, and shall survive entry of any order which may be entered: (1) confirming any plan of reorganization or liquidation in any of the Chapter 11 Cases; (2) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (3) dismissing any of the Chapter 11 Cases or any case that has been converted to a case under chapter 7 of the Bankruptcy Code; or (4) pursuant to which the Court abstains from hearing any of the Chapter 11 Cases.

LL.	TCEH Spin-Off.

137. The Debtors have only requested at this time confirmation of the Plan pursuant to the Spin-Off. The Debtors have not submitted evidence or argument in support of the Taxable Separation and this Order expressly does not confirm or otherwise approve the Plan on the basis of the Taxable Separation. Accordingly, any provisions of the Plan, solely to the extent they authorize or implement the Taxable Separation, are inoperative and are not approved pursuant to this Order solely to such extent, including: (i) Article III.B.29.c.ii; (ii) the first paragraph of Article IV.B.2; (iii) Article IV.B.2.b; (iv) Article IV.U; and (v) Article XII.G. For the avoidance of doubt, any such provisions shall remain operative and are approved pursuant to this Order to the extent they authorize or implement the Spin-Off or any related transactions or agreements contemplated thereby or executed in connection therewith and the foregoing shall not limit or impair the approval, confirmation, or consummation of the Plan pursuant to the Spin-Off or any transactions or agreements contemplated thereby or executed in connection therewith.

138. In the event that the Plan is not Consummated, all parties’ rights with respect to the Taxable Separation are fully reserved.

MM.	The Taxing Units.

139. Any Allowed Other Secured Claims Against the TCEH Debtors asserted by the Taxing Units shall receive its recovery under the Plan within 60 days after the TCEH Effective Date, with respect to such amounts that are undisputed as of the TCEH Effective Date. If any such uncontested amounts are not satisfied in full within 60 days of the TCEH Effective Date (or by such other date mutually agreed upon by the applicable Debtor and the Taxing Unit), and the applicable Debtor does not cure such default within five business days of being notified of such default, nothing in the Confirmation Order shall affect the rights of the applicable Taxing Unit exercise all Texas state law collection activities, for all uncontested amounts due by the applicable Debtor, without further recourse to the Bankruptcy Court.

140. The TCEH Debtors shall file any objections to any Proofs of Claim timely filed by the Taxing Units within 75 days following the TCEH Effective Date (or by such other date mutually agreed upon by the applicable Debtor and the Taxing Unit) and without prejudice to the TCEH Debtors’ rights to seek a further extension of such date.

NN.	Insurance.

141. Nothing in the Plan or this TCEH Confirmation Order is intended to decide or resolve any issues related to insurance coverage of Claims.

OO.	Electric Reliability Council of Texas, Inc.

142. Notwithstanding anything contained in this TCEH Confirmation Order or in the Plan, all obligations and liabilities of each and any of the Debtors to the Electric Reliability Council of Texas, Inc. (“ERCOT”) arising under or related to ERCOT’s Nodal Protocols, including each of the Standard Form Market Participation Agreements to which certain of the Debtors are parties, shall continue in effect, and, as applicable, on the terms provided for in the Order Authorizing Certain of the Debtors to Assume Standard Form Market Participation Agreements With ERCOT [D.I. 802] (the “ERCOT Order”), and remain unaltered by either the TCEH Confirmation Order or the Plan, and, subject to the limitations in the ERCOT Order (if any), any such obligation or liability shall not be discharged and ERCOT’s rights with respect to same shall not be enjoined.

PP.	Final Order.

143. Except as expressly set forth herein or in the Tax Matters Agreement, Separation Agreement, or Transition Services Agreement, nothing herein shall be construed or interpreted to prejudice the rights of any party with respect to any chapter 11 plan for the EFH Debtors and EFIH Debtors.

144. This TCEH Confirmation Order is a Final Order and the period in which an appeal must be Filed will commence upon entry of the TCEH Confirmation Order.

Dated:	August 29, 2016	/s/ Christopher S. Sontchi
	Wilmington, Delaware	The Honorable Christopher S. Sontchi
United States Bankruptcy Judge

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